CODE OF CONDUCT

Fellow Associates, At First Financial, nothing is more important to our mission and our business than the trust our clients put in us. Integrity is the cornerstone of our culture, and all of us share a personal responsibility to exemplify our principles of uncompromising ethics, respect, responsibility, and good citizenship. We will succeed by putting values first. We must rely on your sense of personal integrity to protect and enhance our reputation and ask that you seek appropriate guidance whenever necessary. Basing your decisions on our Company values will also lead you to do the right thing, especially in those circumstances where you cannot seek guidance or confirmation. Harm to our reputation affects the entire Company and is enduring. Any actual or perceived ethical transgression, no matter how isolated or minor, can substantially damage our reputation. Doing the right thing is key to our success! We expect each of you to understand and comply with this Code of Conduct, and all other policies that apply to you, both in letter and in spirit. Please take the time to review this Code of Conduct and other elements of the values first Program. These tools are designed to help you put values first. Sincerely, Claude E. Davis President and CEO

Mission Statements Our Mission We will exceed our clients’ expectations and satisfy their financial needs by building long-term relationships using a client-centered, value-added approach. Our Values Integrity. We steadfastly adhere to ethical principles and professional standards. Respect. We value the diversity and individuality of each associate and client. Responsiveness. We readily react to the needs and deadlines of our clients and co-workers. Commitment. We are committed to doing whatever we can to meet the needs of our clients and other stakeholders. Leadership. We believe that leadership should be encouraged and demonstrated at every level in our Company. Excellence. Our business decisions and our service to every stakeholder should reflect the highest standards. values first and Code of Conduct Mission The values first program and the Code of Conduct are designed to establish and encourage a Company culture based on the highest ethical principles that pervades throughout every office, level and function of the Company. These will guide our day to day decisions and activities in accordance with our Company values.

Table of Contents Living values first and Living by the Code of Conduct ........................................... 1 How the Code Works .................................................................................................. 2 To Whom Does the Code Apply? ........................................................................... 2 Making Good Decisions ......................................................................................... 3 Reporting Code of Conduct Violations and Sharing Concerns About Misconduct . 5 Non-Retaliation ...................................................................................................... 9 Investigations ........................................................................................................ 10 Where Do I Turn for Assistance; Help and Resources ....................................... 10 Your Responsibilities as an Associate .................................................................... 11 Special Responsibilities of Leadership ..................................................................... 12 Training and Acknowledgment ................................................................................ 13 Waivers and Exceptions to the Code of Conduct .................................................... 14 Our Responsibilities to All ....................................................................................... 15 Non-Discrimination and Equal Opportunity ............................................................. 15 Protection of Confidential Information ..................................................................... 15 Fair Dealing and Competition .................................................................................. 18 Compliance with Laws and Regulations .................................................................. 19 Our Responsibilities to the Company ..................................................................... 22 Protecting Company Assets .................................................................................... 22 Conflicts of Interest .................................................................................................. 24 Personal Financial Affairs ........................................................................................ 27 Gifts and Entertainment ........................................................................................... 28 Outside Activities ..................................................................................................... 29 Political Contributions and Activities ........................................................................ 31 Corporate Opportunities .......................................................................................... 33 Accuracy of Records and Information Reporting ...................................................... 33 Effectively Manage Risk and Lead in Risk Control .................................................. 35 Business Expenses .................................................................................................. 36 Our Responsibilities to Our Associates ................................................................. 37 Diversity and Equal Opportunity .............................................................................. 37 Discrimination and Harassment ............................................................................... 38 Personal Conduct .................................................................................................... 40 Workplace Safety and Health .................................................................................. 40 Our Responsibilities to the Market and Our Shareholders ................................... 42 Insider Trading ......................................................................................................... 42 Disclosure ................................................................................................................ 45 Media and Shareholder Inquiries ............................................................................. 45 Our Responsibilities to the Community .................................................................. 46 Community Reinvestment ....................................................................................... 46 Charitable Conduct and Donations .......................................................................... 46

1 Living values first and Living by the Code of Conduct First Financial Bancorp and First Financial Bank, and all related affiliates and subsidiaries (collectively “First Financial” or the “Company”), are committed to living and conducting business according to our core Company values and living values first. While Integrity is first among our core Company values, all of our core values are engaged in the values first program. The values first program identifies our approach to creating a culture based on the highest ethical principles that pervades throughout every office, level and function of the Company to guide our day to day decisions and activities in accordance with our Company values. Living values first at First Financial means basing your decisions and actions on your values to guide you to do what is right for yourself, our stakeholders and the Company. The Code of Conduct is the pillar of the values first program. This Code of Conduct:  Is designed to help you understand First Financial’s commitment to living values first;  Provides guidance, identifies resources and helps you understand First Financial’s expectations of a values-based culture; Doing the right thing is key to our success!

2  Includes certain questions and answers about issues that commonly arise, but does not address every situation you may face; and  Together with other components of the values first program, will give you the tools to help guide you in making ethical decisions in line with First Financial’ s Values. We believe living values first sets us apart from our competitors. The Code of Conduct identifies our commitment to our Values and our responsibilities to our stakeholders, including our clients, our shareholders, our fellow associates, our regulators, and our community. How the Code Works To Whom Does the Code Apply? The Code applies to all associates, officers, and directors of First Financial. Outside consultants, contractors, and agents used by First Financial are encouraged to abide by the Code of Conduct and may be required to comply with specific codes or policies established for their particular situations when performing services for First Financial. This Code represents the values first ethical foundation to which everyone is expected to live. Depending upon your individual role or position, you may also be subject to more stringent or more specific policies or standards. For example, the Chief Executive Officer and Chief Financial Officer, as well as certain other executive officers, are subject to the Code of Ethics for the Chief Executive Officer and Senior Financial Officers.

3 You may also have certain professional responsibilities or obligations with respect to specific licenses you hold. Similarly, many First Financial associates are subject to ethical and conduct standards stemming from fiduciary obligations and fiduciary positions. Applicable local or federal law may also dictate certain courses of action. If you believe there is a conflict between the Code and any other policy or standard you are expected to comply with, you should comply with the most restrictive standard. Making Good Decisions Situations that involve ethical questions are often complex, and it may be difficult to clearly identify the right choice of action. It is similarly difficult to express definitively whether something is right or wrong in many situations. You are expected to carefully weigh the various factors and reach a rational, well-reasoned, and ethically sound decision. When faced with these situations or decisions, there are several questions you should ask yourself before making a decision or taking action:  Do I have the necessary facts and information?  Have I identified and considered the alternatives?  Is the decision legal?  Is the decision ethical?  Does the action comply with values first, the Code of Conduct, the Company values, and any other directives? Q: What if I have a concern that is not covered by this Code of Conduct? A: Apply the decision tools in this Code of Conduct and the values first materials and listen to your own instincts! If you are not certain if it is right, please discuss the matter with your manager or appropriate representatives of the Talent Management. Legal, or Audit departments.

4  How does my decision affect each of our stakeholders: clients, shareholders, associates, regulators, and the community?  How would others perceive my decision and can it be explained and defended?  What would happen if my decision and the rationale behind it became front page news? How would it reflect on me and on First Financial?  What would happen if everyone made the same decision? Is this sustainable in the long term or is it a short term benefit (with possible long-term negative consequences)?  Should I consult with my manager, my Talent Management partner, Legal, or Audit before acting? And what do I expect their guidance would be? If you are uncertain as to the proper course, you should seek guidance from your manager or appropriate representatives from the Talent Management, Legal, or Audit departments. Additional information about where to turn for advice can be found on the values first page of the intranet as well as in the section of this Code titled “Where Do I Turn for Assistance; Help and Resources”.

5 Reporting Code of Conduct Violations and Sharing Concerns About Misconduct Not only are you expected to live values first in your own conduct, you are expected to help ensure that others within First Financial are doing likewise. Reporting violations of the Code, violations of law or other misconduct, or sharing concerns you have about the actions of others, is critical to First Financial’s success and its ability to protect its assets and reputation. You are obligated to report any misconduct or any violations or suspected violations of this Code, applicable law, or any other applicable policy or standard. You may be held responsible for not reporting misconduct, violations, or suspected violations if you knew or should have known of the matter. Even if you are not sure if a violation or misconduct has occurred or will occur, you should report it! We have set up several different channels for you to report violations or share concerns about misconduct. Any of these channels are available to you, and you are encouraged to use the channel that best suits your situation.  Call the Toll-free Ethics First Hotline The Ethics First Hotline number is 866-291-2909 and can be used at any time, day or night. The Ethics First Hotline is operated by an independent third-party reporting service, Ethicspoint, Inc., that will forward the information to the Audit Committee, Chief Internal Auditor and Chief Legal Officer for appropriate action. The Ethics First Hotline allows you to remain completely anonymous if you so choose. Q. I am suspicious that dishonest conduct may be occurring in my department. I would like to gather more facts before I report it. How is the best way to proceed? A. You should report it to your manager or through one of the other means identified in the Code immediately so a determination can be made on how best to proceed.

6 The Ethics First Hotline does not use caller-ID or other devices that identify you or trace your number. If you do choose to identify yourself, you may still request that your identity be kept confidential to the extent possible as described below.  Go Online to the Ethics First Hotline web-based reporting system The web-based Ethics First Hotline system is operated by an independent third-party reporting service, Ethicspoint, Inc., and allows you to remain completely anonymous if you choose to do so. This system may be accessed through the intranet at Important Links – Ethics First Hotline/Whistleblower or through the values first intranet page. You may also access this system directly at www.ethicsatfirst.com. If you do choose to identify yourself, you may still request that your identity be kept confidential to the extent possible as described below.  E-mail one of the Co-Managers of the Ethics First Hotline system via email You may also email: Matthew Burgess, Chief Internal Auditor at matthew.burgess@bankatfirst.com; or Corporate General Counsel at general.counsel@bankatfirst.com Any email you send from your work or personal accounts is not expected to provide anonymity. You may, however, request that your identity be kept confidential to the extent possible.

7  Correspond directly with the Audit Committee of the Board of Directors or with one of the Co- Managers of the Ethics First Hotline system through US mail This reporting channel allows you to remain anonymous or request that your identity remain confidential to the extent possible. Correspondence sent to the below post office box is only accessible by one of the three persons indicated. You may send written correspondence to the attention of any of the following: Audit Committee Chair – Confidential Chief Internal Auditor – Confidential Chief Legal Officer – Confidential You may also send correspondence to the attention of the Ethics First Hotline, in which case a copy will be routed to each of the three individuals above. The correspondence should be sent to the following address: First Financial Bancorp. Attn: [insert one of the titles above] P.O. Box 234 Hamilton, Ohio 45012-0234 Q. I am processing a transaction and the documentation appears to have been altered. I’m not sure there has been any misconduct and I don’t want to get anyone in trouble if my suspicions are not accurate. What do I do? A. You should report your concern as long as you have a good faith belief that there has been misconduct. After your report has been made, an investigation will be conducted by appropriate personnel to determine whether misconduct has occurred.

8  Discuss the situation with your Talent Management Partner, an attorney within the Legal Department, or a representative of the Audit Department. Depending on the situation, representatives of these areas of the Company may be able to more personally address your concerns. While anonymity may not be possible, you may request that your identity be kept confidential to the extent possible.  Discuss the situation with your manager or with higher levels of management within your business unit. You are encouraged to report violations or share concerns about misconduct with your manager or more senior management within your business line. In many situations, your manager may be attuned to the situation or particular issue. However, there may be situations that are not appropriate to discuss with your supervisor or where you wish to remain anonymous. In these situations, you should use one of the other channels available. A report of a violation, potential violation, or other mis- conduct made using any of these channels will be reviewed and investigated thoroughly by the Company. If you have chosen not to remain anonymous, you may still ask that your identity be kept confidential to the extent possible.

9 If you request that your identity remain confidential to the extent possible, we will take all reasonable steps to make certain that your identity is only shared on a need-to-know basis and only to the extent necessary to complete an adequate investigation or review, or to comply with applicable law or other legal obligations. Non-Retaliation We strictly prohibit retaliation, in any form, against anyone who makes a good faith effort to report any misconduct or any violations or suspected violations of this Code, applicable law, or any other applicable policy or standard. Your good faith report of misconduct or a suspected violation, or your participation in an investigation, cannot be the basis for any adverse employment action, including termination, demotion, loss of benefits, threats, harassment, or discrimination. Any retaliation against an employee who in good faith raises an issue or makes a report of misconduct or any violation or suspected violation of this Code, applicable law or any other applicable policy or standard, is itself a violation of this Code and should be reported to the Chief Legal Officer or through one of the channels identified above. Reporting in good faith does not mean that you have to be right when you raise a concern or that the investigation must reach the conclusion that misconduct has occurred. Reporting in good faith means you have to believe that the information you are providing is accurate. Making a report without good faith, or with malicious intent, can be extremely harmful to the Company’s operations and its associates. Making a report without good faith will itself be considered a violation of this Code. Q. My manager typically does nothing when concerns about potential misconduct are brought to her attention, and I believe she has made things difficult for associates who have raised issues. I have concerns about the actions of another associate and don’t know where to turn. A. Speak up. Our Code of Conduct says that you should report misconduct of which you are aware and that you can do so without fear of retaliation for good- faith reporting. You should also report any retaliation you perceive.

10 Investigations First Financial takes all reports of possible misconduct or violations seriously. We will investigate the matter thoroughly and, if appropriate, take corrective action. Any information you provide will be handled discreetly and shared only with those who will be investigating and resolving the matter, as well as any other party who we may have an obligation to inform, such as our regulators in certain situations. Where Do I Turn for Assistance; Help and Resources This Code and information concerning the values first program, including the Ethics First Hotline, are available on the Company’s intranet site through the values first link. The values first program and this Code provide guidelines to help you make appropriate decisions. We will provide decision tools, questions to ask yourself, and various scenarios and examples to help guide your decision making. If you are uncertain as to the proper course of action to take, you should seek guidance from your manager or appropriate representatives from the Talent Management, Legal, or Audit Departments. Specific contact information for these departments can be found at the values first intranet site. Representatives of these departments, in addition to your own manager, are open-door resources to you.

11 Your Responsibilities as an Associate First and foremost, it is your responsibility to understand and adhere to the Code of Conduct, both in letter and in spirit. You are also responsible for understanding and abiding by all other Company policies that affect your position. Your responsibilities include:  Acting in an ethical and professional manner at all times when performing your duties for First Financial.  Promptly reporting or raising concerns about any actual or suspected misconduct or violation of this Code, other Company policy or applicable law.  Promptly reporting any circumstance where you feel you are being told to do something unethical or illegal. We rely on you to make good decisions and help preserve the ethical standards and values first culture of First Financial. No one, at any level, has the authority to tell you to do something unethical or illegal.  Never asking or suggesting that any associate, officer, director, client or other business partner do something that would be prohibited by this Code. Q. My business unit has certain sales goals that we are asked to achieve. I sometimes feel pressured to violate the Code of Conduct to achieve these goals. Is this acceptable? A. No. While successful businesses set high goals and employees strive to achieve them, you should never violate the Code of Conduct or First Financial policies to achieve them.

12  Raising issues and making reports of actual or suspected misconduct or violation of this Code, other Company policy or applicable law in good faith.  Cooperating and providing honest and accurate information in any investigation conducted by the Company, as well as any audit, regulatory exam, legal proceeding, or similar activity.  Completing required Code of Conduct and values first training in a timely manner. Special Responsibilities of Leadership If you are in a leadership position, you have additional and heightened responsibilities. You are expected to:  Be a role model of living values first and be a resource to your reports concerning how to follow the Code, other policies and applicable law in their daily work.  Proactively prevent, identify and report misconduct within your group.

13  Create and encourage a work environment where ethical conduct is valued and recognized and where associates feel comfortable asking questions and raising concerns.  Not encourage or direct associates to achieve business results at the expense of ethical behavior or compliance with the Code.  Listen carefully to any questions or concerns related to the Code or certain conduct that are raised by your group. Answer any questions and respond appropriately. If you need help or if the concern requires investigation, contact the Legal, Talent Management, Corporate Fraud or Audit Departments. Investigations are conducted and managed by the preceding departments and while your assistance and cooperation are required, it is not your role to conduct an investigation. Training and Acknowledgment All associates are required to acknowledge the Code of Conduct upon hiring and at any other time as requested by the Chief Legal Officer. All associates are required to complete training on the Code of Conduct at least annually and at any other interval required by the Chief Legal Officer. Q. I am a manager and I would like to start discussions about ethical behavior during a team meeting. What resources can I use? A. Start with the Company’s core values and use any of the materials available at the values first intranet page. You might ask your direct reports to provide examples of behavior that support those values and examples that do not. Once initiated, the conversation will be productive and lively. The most important thing is that you’ve introduced the topic for discussion – a good example of leadership.

14 Waivers and Exceptions to the Code of Conduct Waivers of the Code, or the approval of certain actions or situations referenced in this Code, should be rare, but may be appropriate in certain cases, including conflicts of interest or use of Company assets. Any waiver or exception must be requested by you in writing and submitted to the executive vice president who leads your business unit. Any approval or waiver that is granted by an executive vice president must be in writing and a copy must be given to the Chief Legal Officer. If you are an executive officer or a director, any waiver or exception must be approved by the Audit Committee. Any approved waiver or exception to the Code of Conduct must be renewed at least annually and may be revoked at any time.

15 Our Responsibilities to All Non-Discrimination and Equal Opportunity It is our policy not to discriminate in any of our business or employment matters against any individual in violation of federal, state, and local laws as it relates to age, race, color, religion, national origin, sex, marital status, pregnancy, gender, disability, sexual orientation, genetic information, veteran/military service, or any other characteristic protected by law. We do not tolerate any discrimination or harassment, and you should immediately report any concerns about suspected discrimination or harassment. Protection of Confidential Information You are required to safeguard and maintain the confidentiality of Confidential Information entrusted to you by us, our customers or vendors, except when disclosure is authorized by the Legal Department or required by applicable law or regulation. “Confidential Information” includes all nonpublic information that: (i) might be of use to competitors; (ii) could be harmful to us or our customers, if disclosed; and (iii) information that vendors and customers have entrusted to us. Q. A close friend works for a competitor of ours. We sometimes talk about the challenges we have in marketing certain products and bounce ideas off one another. Is there a problem with this? A. Yes. You are discussing confidential information that belongs to the Company. You may also be violating anti- trust or anti- competitive laws. Do not talk about these types of matters with your friend, family members or anyone outside of the Company.

16 Some examples of Confidential Information include, but are not limited to, the following:  Pricing policies and information;  Business or strategic operating plans and outlooks;  Nonpublic financial information about us or our customers, business partners, and vendors;  New product, brand or marketing studies, developments, plans, or forecasts;  Customer data, including contact details, specifications, and preferences;  Contracts and agreements, including agreement terms such as expiration dates, any exclusivity provisions, and financial conditions;  Competitive intelligence that you or our third party business partners or consultants make or compile on our behalf;  Employee, client, business partner, and vendor lists with or without associated contact information;  Software or computer programs;  Merger, acquisition, or divesture plans, whether successful or not; Q. A former employee asked me to send her a copy of a report she created before she left. May I send it to her?   A: No. The report is property of First Financial and you cannot release it outside the company – not even to the person who created it. Want more information about this topic? Please click the links to the following policies: Disclosure Policy Consumer Privacy Policy Customer Information Security Policy Right to Financial Privacy Clean Desk Policy Information Technology and Acceptable Use Policy HIPAA Notice of Privacy Practices

17  Personnel plans or major management changes; and  Internal communications such as webcasts, audio transmissions of conference calls, memoranda to staff, and transcripts or minutes of Company meetings. Your obligation to preserve Confidential Information continues even after your association with us ends. All associates are expected to follow Company policies concerning the proper storage and disposal of such information. Before disclosing Confidential Information:  Seek advice from the Legal Department to ensure you are permitted to do so under applicable law and Company policies and procedures;  Disclose it only to those who are authorized to receive it and who have a need to know the information to perform their jobs;  Limit what you share to the amount actually required to achieve the stated business purpose; and  Obtain a confidentiality agreement if the Company is sharing information with someone outside of the Company. Q. We are hiring a new vendor who might need to see confidential customer information. What do I need to do? A. Customer information can only be shared in accordance with applicable law. The Company’s vendor management program addresses the process required to become a fully approved vendor, including any requirements concerning confidentiality agreements.

18 Customer Information. You may access customer information only for business purposes and must protect the confidentiality and security of that information at all times. You should be familiar with the Company’s privacy notice to customers and consumers, which details how the Company protects personal information and the circumstances under which the Company may share that information. Company Information. You must keep confidential and secure any nonpublic information about First Financial. Additionally, certain company information should only be shared within the Company with other associates who have a “need to know” the information to perform their duties. Ask your manager for more information if you have any questions about sharing Company information on a “need to know” basis. Associate Information. You must keep confidential and secure any information the Company has about its associates. Fair Dealing and Competition We seek to outperform our competition fairly and honestly and each of you is expected to deal fairly with clients, competitors, vendors and other associates. In order to meet this objective, you must:  Always award contracts and purchase goods and services solely in accordance with the Vendor Management Program and in the best interest of First Financial; Q: We recently hired a manager who was previously employed with one of our competitors. May I ask the manager for information about the competition? A: You must not inquire about their former employer’s trade secrets or any other confidential information of our competitor. Just as we expect you to honor your obligations to First Financial with respect to confidential information, we respect the rights of our competitors in their confidential information. All associates are expected to honor their obligations to former employers. Want more information about this topic? Please click the link to the following policy: Vendor Management Policy Vendor Management Program

19  Not take unfair advantage of anyone through manipulations, concealment, abuse of confidential information, misrepresentation of facts or any other unfair practice; and  Not give or accept bribes, kickbacks, or self-interested promises from a current or prospective client or vendor. Additional related information can be found in the Code of Conduct sections concerning Conflicts of Interest and Gifts and Entertainment. Compliance with Laws and Regulations First Financial operates in a highly regulated environment and under intense scrutiny by our regulators, our clients, and the general public. We will comply with all relevant laws and regulations. It is important that we maintain a positive and effective working relationship with our regulators. You must cooperate with our regulators and respond to requests for information in a complete and timely manner. You should feel free to bring concerns directly to the Legal Department, the Risk Management Department, or the Audit Department. As a financial institution, there are numerous laws, rules and regulations that govern our business. Any violation of these laws, rules or regulations could jeopardize our business and our reputation. You must not take any action, either personally or on our behalf, which violates any applicable laws, regulations or internal policies. Q. Meeting my production goals or goals in supporting revenue is very important to me and the success of First Financial, is compliance really a big deal? A. YES! You should consider compliance with all laws, rules and regulations at least equal to if not paramount to your business goals. We will only be successful if we are committed to compliance.

20 While we don’t expect you to be a legal expert, you are expected to understand and comply with the laws, rules and regulations that are applicable to your job or position, and you should also know when to seek advice from your manager, the Legal Department, or the Risk Management Department. Fraud, dishonesty or criminal conduct will not be tolerated. As appropriate for your job responsibilities and position, you should:  Learn about the laws, rules and regulations that affect what you do at First Financial;  Consult with the Legal Department if you have any questions about the applicability, existence or interpretation of any law, rule or regulation;  Take mandatory compliance training; and  Attend periodic training and seek to keep informed about any relevant legal or regulatory developments. We have established multiple policies and procedures that address laws and regulations that apply to First Financial. You are expected to comply, both in letter and in spirit, with all of these policies, procedures, laws and regulations. It is not practicable to identify here all the laws and regulations to which we are subject, and the following are just a sample. U.S. Foreign Corrupt Practices Act First Financial is prohibited from giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. You are strictly prohibited from making illegal payments to government officials of any country. Q. With so many laws and regulations affecting our business, where do I go to learn more? A. For general information, please visit the Policies section of Corporate Documents in The Path, ask your manager for information about procedures affecting your role, or review training resources available through the Associate Development Department. For specific questions or assistance, please contact the Compliance Department at ComplianceQuestions @bankatfirst.com.

21 Economic Sanction Regulations The U.S. Treasury’s Office of Foreign Assets Control (OFAC) prohibits financial institutions from providing financial services to certain foreign governments or individuals. Additionally, assets of these governments or individuals may be required to be frozen by First Financial. Payments and Gifts to U.S. Government Personnel There are a multitude of laws and regulations concerning business gratuities that may be accepted by U.S. government personnel. The promise, offer or delivery of a gift, favor or other gratuity to an official or employee of the U.S. government is prohibited and may also be a criminal offense. State and local governments may have similar rules that you are required to follow. Bank Secrecy Act and Anti-Money Laundering Regulations The Bank Secrecy Act and Anti-Money Laundering Regulations are designed to prevent money laundering and terrorist financing. These laws require, in addition to other items, that First Financial implement certain policies and procedures regarding customer identification, report instances of suspicious activity in a timely manner, and properly maintain certain records.

22 Our Responsibilities to the Company Protecting Company Assets Company assets are highly valuable and are meant only for business use. You have a responsibility to protect and safeguard these assets from loss, theft, carelessness, misuse, damage, and waste in order to preserve their value. Examples of our assets include, but are not limited to:  Computer systems, equipment and technology (including laptops, tablets and mobile devices);  Phones, copiers, scanners and fax machines;  Confidential information, including customer information;  Business, marketing and service plans;  Intellectual property, such as trade secrets, patents, trademarks and copyrights;  Software codes and licenses, ideas, concepts, content and inventions;  Customer information, salary information and any unpublished financial data and reports; Want more information about this topic? Please click the links to the following policies: Information Technology Acceptable Use Policy Physical Security Policy

23  Office supplies, furniture and equipment; and  The First Financial name, various brand names and logos. Company assets also include all memos, notes, lists, records and other documents (in paper and/or electronic format) that you or any of our third party business partners or consultants make or compile relating to our business. You should use Company assets appropriately for legitimate and authorized business purposes. You should not access systems or information unless you’ve been authorized and enabled to do so, and the extent of your access must be consistent with the scope of your authorization. Company assets should never be used for illegal activities. We allow and permit limited and occasional personal use of our e- mail, messaging, the internet and phones if the use is not excessive, does not interfere with work responsibilities, and otherwise does not violate this Code or other applicable policies. Misappropriation of Company assets is a breach of your duty to us and may be an act of fraud against us. Taking property from our facilities without permission is regarded as theft. In addition, carelessness or waste of our assets may also be a breach of your duty to us. If you become aware of loss, theft, misuse, damage, or waste of our assets, or if you have any questions about your proper use of these assets, you should speak with your manager. If you leave our employment, or upon our request, you must return any and all of our assets in your possession. Q. The Company uses certain financial modeling software that I think my friend’s business could really benefit from. I would like to ask an associate who works with this software frequently to use it to help my friend. A. This would be an inappropriate use of Company assets both with respect to the software and the associate’s time. Even though these circumstances may not seem to impact the Company’s use of the software, it is still not appropriate and may be prohibited by the terms of the software license.

24 Conflicts of Interest We expect that you will act in the best interests of First Financial and avoid conflicts of interest by making reasoned and impartial decisions. A conflict of interest may arise whenever a personal interest interferes with (or even appears to interfere with) the Company’s interests. A conflict of interest can also arise when you take an action or have an interest that makes it difficult for you to perform your work objectively and effectively. While we respect your right to manage your personal business and investments, you should place the Company’s interest in any business transaction ahead of any personal interest or gain. Conflicts of interest may also arise when you or your family members receive improper personal benefits as a result of your relationship with us. Loans and other transactions to you or any party related to you may create conflicts of interest. You are not permitted to process or approve any transactions between the Company and yourself or any party related to you.

25 A related party means:  Any of your family members, other relatives, or close friends;  Members of your household, including roommates and other unrelated individuals;  Any organization of which you or any of your family members are a sole proprietor, controlling shareholder, director, trustee, executive officer, or partner; or  Any trust or other estate in which you or your family members have a substantial beneficial interest, or for which you or your family members serve as trustee or in a similar capacity. For example, due to the potential conflicts of interest, you are not permitted to:  Process transactions involving accounts for which you are an authorized signer;  Approve extensions of credit to yourself or to family members; or  Authorize the use of a family member’s business to provide services to us. This is not intended to be a complete list of examples. Other similar transactions may create a conflict of interest. Q. My brother has a catering company that specializes in corporate events. Can I help him get business from First Financial? A. You can introduce him to persons that coordinate corporate events or meals, but then you must remove yourself from the conversation. You should also disclose your relationship and conflict to that group. You cannot do anything to influence our decision about engaging your brother to provide services, and you can’t be involved in our dealings with your brother or his business.

26 It is almost always a conflict of interest for you to work or volunteer simultaneously for a competitor, customer, or vendor of ours. You are not allowed to work for a competitor as an employee, consultant, or board member. You should never use your employment or position with us for personal advantage, or seek special terms or price concessions for your personal benefit from customers or vendors of ours. Conflicts of interest and related party transactions involving directors and executive officers must be reviewed by the Audit Committee of the Board of Directors. Extensions of credit from First Financial to executive officers, directors, their related interests and other insiders identified by law are subject to various dollar and other limits, and may be required to be approved by or reported to the Chief Legal Officer or the Board of Directors. Conflicts of interest are prohibited as a matter of our policy, and they must be avoided unless it can be shown that: (a) you or your related interest would receive no unfair advantages by virtue of your position with us, and (b) the Company is in no way disadvantaged by the transaction. Conflicts of interest may not always be clear-cut. If you have a question, you should consult with your manager or the Company’s Chief Legal Officer. If you become aware of an actual or a potential conflict of interest, you should bring it to the attention of your manager or other appropriate personnel by following the procedures described in this Code. For more information about lending to executive officers and directors, please see: Regulation O Policy

27 Personal Financial Affairs As a financial institution, our business depends on public confidence in our ability to help manage the financial affairs of others. In general, your personal finances are private. However, because you represent us, it is important that you manage your personal finances properly and in a prudent manner. Also, you must transact all personal financial business with us following the same procedures that are used by clients and from the “client side” of the window or desk. You are not allowed to handle or approve your own transactions, transactions on accounts over which you have any ownership interest, control or signing authority, or transactions for family members. You may not approve overdrafts or reverse or waive fees or service charges for:  Your own accounts;  Accounts in which you have an interest;  Accounts of family members, other relatives and close friends;  Accounts of members of your household, including roommates and other unrelated individuals; or  Accounts of companies or organizations controlled by you, your family members, other relatives and close friends. Q. My roommate has asked me to get a fee on her account waived. It is a fee we normally waive upon request. Can I waive the fee in the system? A. No. You should ask your roommate to contact the Client Service Center or an associate at the banking center to inquire about waiving the fee. Want more information about this topic? Please click the link to the following policy: Transactions Processing Internal Control Policy

28 Gifts and Entertainment We encourage you to develop strong relationships with our clients, vendors and others with whom the Company does business, however you should only do this in a manner that does not create or appear to create a conflict of interest. A conflict of interest may arise when you provide or receive gifts or entertainment. Such activities must be legal and should not be frequent, excessive, or extravagant. You must not accept or provide entertainment to or from current or prospective clients or vendors unless it is for a valid business purpose and provides an opportunity for a meaningful business conversation. You should not participate in any activity that could embarrass or reflect poorly on the Company. The acceptance of even a well-intentioned gift or offer of entertainment may present a conflict of interest, cloud your judgment when making a decision for the Company, or create the appearance of a conflict of interest, and can be misinterpreted as an attempt by the donor to improperly influence the recipient’s behavior. In some situations, the acceptance of any gift from a client will be inappropriate regardless of the intent of the person giving the gift. These situations include trustee and fiduciary relationships and any situation where the gift could be interpreted as taking advantage of the relationship with the client or where it is prohibited by law.

29 You should seek the prior approval of your manager if you are offered any gift or entertainment that exceeds $100 or you are not certain is appropriate in light of this Code. If you are a director or executive officer, you should seek the advice or prior approval of the Chief Legal Officer if you are uncertain about the appropriateness of a gift or entertainment or if the gift or entertainment exceeds $250. You should also seek prior approval if the aggregate of all gifts and/or entertainment in one year from the same person or company exceeds the above amounts. It is also important to remember that giving gifts, just like receiving gifts, can harm the Company’s reputation by creating an appearance of impropriety. In some situations, giving gifts or favors can also violate the law. There are strict laws restricting gifts to any government officials, and you should follow all applicable laws and regulations. These restrictions are not intended to apply to gifts or entertainment based on family relationships where the circumstances make it clear that it is the relationship – rather than our business – that is the motivating factor for giving the gift. Outside Activities We encourage you to participate in outside activities, provided these do not interfere with the performance of your job with First Financial. Working outside of First Financial or serving as a director of another company may create a conflict of interest. Being a director or serving on a standing committee or advisory board of some organizations, including government agencies, also may create a conflict, whether the position is compensated or not. Outside activities that compete with our business or present a conflict or potential conflict of interest are not permitted. Q. I have been asked to sit on the board of directors for a non-profit organization. Can I accept the appointment? A. Probably. You must notify your manager first to ensure that the activities do not create a conflict of interest with your job.

30 Before agreeing to work outside of First Financial or joining the board of a charity or non-profit organization, you should assess whether it would have the potential to be a conflict of interest, depending on the nature of the position and your involvement. You should inform and obtain the approval of your manager before you:  Pursue additional employment outside of First Financial;  Engage in an independent business venture;  Perform services for another business organization;  Become an officer, director, owner, partner or controlling shareholder of any business or organization; or  Run for or accept appointment to any political office. Directors and executive officers should not engage in the above activities without first notifying the Chief Legal Officer, who will determine whether securing approval from the Audit Committee of the Board of Directors is necessary. You must not pursue such outside business activities and relationships using Company assets (including but not limited to physical space, supplies, communications methods or time) or allow any outside business, civic or charitable activities to interfere with your job performance. You must not act on behalf of or appear to represent the Company in any transaction outside of your role and responsibilities with us. It is important that you and the Company work together to avoid any basis for criticism or misunderstandings.

31 Political Contributions and Activities We respect your right to engage in personal political activity; however, you must be sure any such activity:  Is lawful;  Does not use Company time or resources; and  Does not subject the Company to inappropriate risk, including reputational risk. Any volunteer activity must be done on your own time and cannot be done, or appear to be done, as a representative of First Financial. You may make personal political contributions, within applicable legal limits, to political candidates, political parties, political action committees, and other entities that make political expenditures. You may not:  Engage in political campaign fundraising or solicitation activities for your own political interest on Company premises; or  Commit First Financial to make any political contribution at any time, whether it is money, facilities or volunteering employee services, including buying tickets to political dinners or other political fundraising events. Q. A former colleague is running as a candidate for a local government position and has asked me to support her campaign with a personal financial contribution. Is this okay? A. We respect the right of our employees to personally support political or charitable activities as long as this support is not associated with the Company or uses Company assets. Therefore, you are free to personally support your former colleague’s campaign.

32 Subject to certain exceptions, it is against the law for the Company to make any contribution or expenditure or to provide any service (except usual and customary banking services) or anything of value in connection with any election to any political office, or in connection with any primary election or political convention or caucus held to select candidates for any political office. This prohibition applies to all federal, state, and local elections, political conventions, and caucuses. Under no circumstance may you solicit other associates to make political contributions or volunteer their time for a political purpose. Any legally permissible political contributions or activities, including lobbying or communicating with elected officials, for or on behalf of First Financial must be pre-approved by the Chief Executive Officer and must comply with all legal requirements.

33 Corporate Opportunities You owe a duty to First Financial to advance our interests to the best of your abilities. You may not take advantage of opportunities that rightfully belong to First Financial. For example, you may not:  Take personal advantage of opportunities that are discovered through the use of Company property, information or position;  Use corporate property, information or position for personal gain;  Personally receive a commission or fee for a transaction you have conducted for First Financial;  Divert business from First Financial; or  Compete with First Financial directly or indirectly. Accuracy of Records and Information Reporting We require honest and accurate recording and reporting of information in order to make responsible business decisions. You must ensure that complete and accurate financial and accounting records, that are not misleading, exist at all times. Internal controls and procedures must be closely followed so that all transactions are properly documented, recorded and reported. Q. A friend was looking for a loan to start a business. I referred him to one of our loan officers. He was successful in obtaining the loan from us and now would like to thank me for the referral by paying me a referral fee. Is this okay? A. No, you are not allowed to accept a fee or gift personally for any transactions you referred to us or for work you perform for a client.

34 Specifically, this means that:  All of your books, records and accounts – including time sheets, sales records, invoices, bills and expense reports – must be complete, accurate and reliable.  You must never falsify any document or distort the facts relating to a particular transaction.  Unrecorded or “off the books” funds or assets should not be maintained unless permitted by applicable law or regulation.  Financial records that reflect our activities and transactions should be maintained in accordance with our accounting policies and procedures and in compliance with applicable standards, laws and regulations.  Transactions are to be recorded in a timely manner and supported by appropriate documentation. Business records and communications often become public and you should avoid exaggeration, derogatory remarks, guesswork, or inappropriate characterizations of people and companies that can be misunderstood. This applies equally to e-mail, internal memos, and formal reports. Want more information about this topic? Please click the link to the following policy: Accounting Policy

35 Records should always be retained or destroyed according to our Records Management Policy. We are each responsible for identifying and reporting any concerns about the Company’s business records, accounting, internal controls or other audit matters. Any complaints or concerns regarding accounting, internal accounting controls, audit matters, or recordkeeping must be reported immediately as described in the section of this Code titled Reporting Code of Conduct Violations and Sharing Concerns about Misconduct. Effectively Manage Risk and Lead in Risk Control Risk management is an important aspect of our corporate culture and values and an integral part of achieving our objectives. We are called upon daily to make decisions that impact our business risk. Managers are expected to set the tone of accountability for their teams. Each of you is expected to identify, assess, manage, and appropriately escalate risks associated with your job responsibilities. You are accountable for debating risk- related issues, escalating concerns, taking a stand, and making sound judgments about the risk/reward tradeoffs of business decisions. Q. In order to meet a project deadline, I worked overtime one evening. My manager wants me to record only my regular hours for that day and will give me time off on another day equal to the overtime hours. What should I do? A. Even though your manager may mean well, inaccurately recording hours worked is a policy and legal violation. You are responsible for reporting accurate and complete information. Want more information about this topic? Please click the link to the following policy: Enterprise Risk Management Policy

36 You should take an open, candid and fact-based approach to discussing risk issues, making all relevant facts and information available, so that we can consider all possible options and make decisions. You are also responsible for promptly communicating and escalating matters to management that may cause risk or potential harm to us, such as operational problems, inappropriate conduct, policy violations, illegal activities, or other risks. You should always act to protect our interests and the interests of our shareholders and other stakeholders. Business Expenses You must report your business expenses accurately and in a timely manner. Business credit cards must not be used for any purpose other than appropriate business expenses as outlined in our Accounts Payable Policy. If you are not sure whether a certain expense is legitimate, you should ask your manager. You may not approve your own expenses or request approval of those expenses by anyone who reports directly or indirectly to you. Approval of expenses must be obtained from your manager, in accordance with our policies. Want more information about this topic? Please click the links to the following policies: Travel Policy

37 Our Responsibilities to Our Associates Diversity and Equal Opportunity We strongly encourage diverse viewpoints and creative minds. We believe that by respect and appreciation for diversity we are contributing to our growth and your growth. It is our policy not to discriminate against any individual in violation of federal, state, or local laws as it relates to age, race, color, religion, national origin, sex, marital status, pregnancy, gender, disability, sexual orientation, genetic information, veteran/military service, or any other characteristic protected by law. As an equal opportunity employer and in order to provide equal employment and advancement opportunities to all individuals, employment decisions at First Financial will be based on merit, qualifications and abilities. Equal employment opportunity is not only good practice, it’s the law and it applies to all areas of employment, including recruitment, selection, hiring, training, transfer, promotion, demotion, termination, compensation, and benefits. Q: I’ve overheard another manager intimidating one of his employees with derogatory language, but the employee refuses to report his behavior. Is there anything I can do? A. If you’re comfortable doing so, encourage the employee to seek help from their Talent Management Partner. If you observe the behavior continuing, you should contact your Talent Management Partner yourself. Upholding the Code means sharing concerns, even though it may be easier to look the other way.

38 Discrimination and Harassment We strive to maintain a workplace that fosters mutual associate respect and promotes productive working relationships. Discrimination or harassment in any form is not only harmful to the associate(s) toward whom it is directed, it is damaging to the work environment and may be illegal. We prohibit discrimination and/or harassment of any kind including that which is sexual, racial or religious in nature or is related to anyone’s gender, color, national origin, age, sexual orientation, disability or veteran/military status, genetic information, or any other legally protected class. We do not tolerate unlawful discrimination or harassment of any kind in the workplace. Additionally, in order to provide a respectful, productive and professional workplace, conduct that does not violate the law, but that is inappropriate in the workplace, is also prohibited. This policy applies to all associates throughout the Company and all individuals who may have contact with any associates of this Company, including but not limited to vendors and clients. Q. A co-worker has made repeated references about a colleague’s sexual orientation, including using derogatory names. When the co-worker was confronted, she said it was only a joke. The behavior has not stopped. What should be done? A. “It was only a joke” is not an excuse for inappropriate behavior. This incident, or any concern about workplace behavior that may violate our Code of Conduct and other guidelines prohibiting harassment or discrimination should be reported to your manager or Talent Management Partner. Retaliation toward any associate who in good faith reports an integrity or ethical concern or issue will not be tolerated. Want more information about this topic? Please click the link below: Associate Handbook

39 Examples of conduct that is not acceptable include but are not limited to:  Unwelcome advances or physical contact;  Unwelcome or offensive jokes or innuendos;  Offensive flirtation or propositions;  Inappropriate comments about an individual’s sex, race or other protected characteristic;  Display of offensive objects or pictures;  Obscene gestures;  Derogatory comments that involve discriminatory treatment of a legally protected class;  Any conduct that has the effect of interfering with a person’s work performance or creates an intimidating, hostile, or offensive work environment; or  Conduct of a sexual nature that requires submission as a condition of employment, promotion or other benefit. Q. I sometimes receive e-mails from friends outside of the Company that I find amusing, but others may think are offensive. What should I do with these? A. Even if the e-mails do not offend you, you should delete them and not show or send them to anyone – including sending it to yourself at another e- mail address. Advise your friends that it would be prudent not to send these types of e-mails to your work e-mail address.

40 If you believe that you or another associate, client, or vendor is being harassed or discriminated against, you must report the incident to your Talent Management Partner. If you are uncomfortable reporting it to that individual, you must report the incident using one of the methods described in the section of this Code titled “Reporting Code of Conduct Violations and Sharing Concerns about Misconduct”. Any manager to whom such a report is made must report the incident to their Talent Management Partner or to the Chief Legal Officer. Personal Conduct In the spirit of our Company values, you are expected to treat and interact with your fellow associates, clients, vendors and members of the community with Integrity, Respect, Responsiveness, Commitment, Leadership and Excellence. We look to you to live values first. Workplace Safety and Health Your safety and health while on the job is among our highest priorities. Policies and procedures have been established to ensure you are provided an appropriate work environment. These policies and procedures ensure there is an appropriate means of reporting any safety concerns you may have and tell you what to do in the event of an injury or illness on the job. It is your responsibility to know and understand these policies and procedures and to report any unsafe work conditions.

41 The use of illegal drugs, reporting to work under the influence of alcohol, and the abuse of legal prescription pharmaceuticals are violations of state and federal laws. These activities can have severe health and personal consequences. These activities also diminish the safety of all associates and visitors and can damage the reputation of the Company in certain situations. These abuses account for tremendous losses in efficiency, attendance, and costs of Company-provided health care. For these reasons, the Company has adopted a zero tolerance drug and alcohol policy. With this policy, it is the intention of the Company to use every lawful means to establish and maintain a drug and alcohol free workplace. The policy addresses illegal drugs and the unauthorized use of legal drugs, such as expired prescriptions, or other substances that are controlled or outlawed, are not obtainable by lawful methods, or are legally obtainable but were not obtained in a lawful manner. Q: Is there somewhere I can go for help or counseling related to alcohol or drugs? A: If you believe you have an issue with alcoholism or drug use (or if you are experiencing other difficult personal issues), we encourage you to use the Employee Assistance Program.

42 Our Responsibilities to the Market and Our Shareholders Insider Trading You must not buy, sell, recommend or trade in First Financial Bancorp securities while in possession of material nonpublic information about the Company. Nonpublic information is information that is not generally known or available to the investing public. It is not considered public until First Financial releases the information through a press release, securities filing, distribution to shareholders, website posting, widely reported media coverage, or other official First Financial public communication. All nonpublic information about First Financial should be considered confidential and you have a duty to avoid using it for profit or to avoid a loss, as well as a duty not to disclose it to others. Breaching this duty of confidentiality is a violation of the law and can result in severe penalties. Disclosing any material nonpublic information to other persons, including relatives and friends who might trade on the information or disclose it to others, is considered “tipping” and is also strictly prohibited. Want more information about this topic? Please click the link to the following policy: Insider Trading Policy

43 Information about the financial performance of First Financial that has not been publicly released is a common example of material nonpublic information. The information can be either positive or negative information about the Company. Listed below are examples of material nonpublic information:  Changes to our business operations, projections or strategic plans  Mergers, acquisitions  Restructuring  Possible sale of assets or subsidiaries  Significant change to a major client, contract, product or service  Introduction of a major product or service  Securities offerings or repurchases as well as a declared stock split or a change in our dividend amounts  Executive management or Board of Director changes  Changes in accounting methods  Lawsuits, government or regulatory investigations Q. I overheard some associates talking about an upcoming announcement about First Financial. The information could affect the stock price. Since I was planning to buy some First Financial stock, can I go ahead with my plan even though the information has not been released to the public? A. No. You must not buy the stock until the information is released to the public. In addition, you may not pass the information to anyone else until the information is made public.

44 Material nonpublic information may also include information about a client, vendor, or other company that does business with First Financial, or that is negotiating a significant transaction or agreement with First Financial. You are similarly prohibited from conducting any transaction in the stock of any third party about whom you have material nonpublic information. You also may not share this information with anyone else. Contact the Chief Legal Officer if you need guidance as to whether information you have is material or nonpublic or any other concerns about insider trading before conducting any transactions in First Financial shares of stock. Your obligations described in this section also apply to any changes into or out of your FFBC Stock Fund in the First Financial Bancorp 401(k) Savings Plan. Certain associates are subject to certain additional requirements and may be restricted from engaging in any transaction in First Financial shares of stock except during certain “open-window” periods. If you are subject to these additional requirements and restrictions, you will be notified by the Chief Legal Officer. Please review First Financial’s Insider Trading Policy for more information about insider trading, what it means, and what activities are prohibited. Q: I believe that the bank is considering the acquisition of another financial institution. May I acquire the stock of the other institution in anticipation of the acquisition? A: No. Trading on material nonpublic information is illegal and a violation of this Code of Conduct.

45 Disclosure First Financial has a responsibility to ensure full, fair, accurate, timely, and understandable disclosure in reports and documents filed or submitted to the U.S. Securities and Exchange Commission and stock exchanges, as well as other public communications made by the Company. If you are involved in preparing or providing information for the Company’s public disclosures, you have a duty to ensure disclosures and information is in compliance with the Company’s Disclosure Policy. Media and Shareholder Inquiries It is imperative that we advance and protect First Financial and the brand by releasing information to the public in a consistent manner. There are professionals at the Company who are trained and qualified to release information to the public. It is critical for compliance and accuracy of the information that only authorized associates speak on behalf of the Company. You have a duty and responsibility to refer all inquiries from the media relating to First Financial to the designated Investor Relations or Communications Department representative. If you are not authorized to speak on behalf of First Financial, any request you receive for information from an outside person must be forwarded immediately to the appropriate department. Q. A shareholder is inquiring about a rumor he recently heard about First Financial and is anxious to find out if it is true. Even though I know the information to be false, should I refer him to the investor relations representative? A. Yes. You have a duty to direct him to the investor relations representative to ensure shareholder inquiries are handled in a consistent manner. Want more information about this topic? Please click the links to the following policy: Disclosure Policy

46 Our Responsibilities to the Community Community Reinvestment We are committed to ensuring that low and moderate income and minority individuals and communities have access to the services and programs they need to build financial stability and create healthy neighborhoods. We continuously seek opportunities that support our community reinvestment activities. Charitable Conduct and Donations We support the communities in which we operate through various charitable donations and volunteer services when appropriate opportunities arise. While other areas may be considered, specific target areas for these activities include:  Economic development programs that attract new business and nurture enterprise development zones;  Education programs that focus on financial literacy or that support the economically disadvantaged, and  Neighborhood development programs that focus on neighborhood revitalization or affordable housing initiatives. Charitable contribution opportunities are considered and approved by senior management of First Financial. You should not make any commitments concerning charitable contributions prior to receiving the appropriate approvals. Doing the right thing is key to our success! Adopted: October 27, 2015 Want more information about this topic? Please click the link below: Community Development Commitment Policy